BlackRock Liquidity Funds: California Money Fund
File Number:  811-02354
CIK Number: 0000097098
For the Period Ended: 10/31/2006

Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the period October 1 through October 31, 2006.

                         Sales (In Thousands)

TRANSACTION   FACE          SECURITY                             DUE
DATE          AMOUNT        DESCRIPTION                 RATE     DATE
__________    ______        ___________                 ____     ______
10/23/2006    $ 15,000   California St Dept Wtr C-10    3.36%    05/01/2022